Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-239871) and Form F-3 (No. 333-252793) of I-Mab of our report dated April 28, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 28, 2021